UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) July 20, 2000
                                                  ----------------
                                                  July 13, 2000
                                                  ----------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)




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Item  5.   Other Event

The following is the Company's press release and is being filed herewith as a current event.

New Power Plant Added to PNM System

ALBUQUERQUE, N.M., July 13, 2000 - PNM, Public Service Company of New Mexico (NYSE:PNM), now has an additional 132 megawatts of electricity available to help meet peak summer demand.

A new gas-fired generating plant, Delta-Person Station, is now fully operational in Albuquerque, PNM announced this week. The plant is owned by New Jersey-based Delta Power and John Hancock Life Insurance Company. PNM has a 20-year agreement to buy power from the plant.

Power from Delta-Person will supplement PNM's primary generating resources, the coal-fired San Juan and Four Corners power plants, both located near Farmington, New Mexico, and the Palo Verde nuclear plant in Arizona. PNM owns about 46 percent of the San Juan plant and 13 percent of the Four Corners plant, and owns or leases 10.2 percent of the Palo Verde plant. Besides the Delta-Person contract, PNM owns or leases net generation capacity of 1,521 MW.

Delta-Person capacity will assist in meeting peak demand during the hot summer months, according to PNM President and Chief Executive Officer Jeff Sterba. "This will help make sure the lights are kept on in the Albuquerque and Santa Fe metro areas," Sterba said.

New Mexico, like most of the rest of the Western U.S., is experiencing an exceptionally hot and dry summer. In Albuquerque, cooling degree days (a measurement of temperature variation from an ideal 68 degree norm) are running 60 percent above normal so far this year

When not needed to serve PNM's local customers, Delta-Person's power will be available for sale into the wholesale market, Sterba added. PNM wholesale power revenues have been growing at a rate of about 30 percent annually over the last five years. "It is our goal to continue to build on that success, tripling our wholesale power business over the next five to seven years," Sterba said. "To do that, we will have to add substantially to our portfolio of generation resources. Our commitment to the Delta-Person plant is the latest step in that direction."


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


PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Continued growth of the company's sales and revenues in the wholesale power market is dependent upon a number of factors, all of which the company is unable to predict at this time and which may have an impact on PNM's future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, and Form 10-Q for the quarter ended March 31, 2000 and 8-K filings with the Securities and Exchange Commission.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                      --------------------------------------
                                                  (Registrant)


Date:  July 20, 2000                            /s/ John R. Loyack
                                      --------------------------------------
                                                  John R. Loyack
                                       Vice President, Corporate Controller
                                           and Chief Accounting Officer
                                           (Officer duly authorized to
                                                sign this report)





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